MAIN BUILDING

                                      LEASE
                                     BETWEEN
           LESLIE R. WOODWORTH AND ELLIE WOODWORTH, husband and wife,
                     PHYLLIS WOODWORTH, a single person, and
             JOHN F. WOODWORTH AND BETTY WOODWORTH, husband and wife

                                     LESSOR,
                          AND HAMPSHIRE DESIGNERS, INC.

                                     LESSEE,

                        PREMISES: 902 EAST SECOND STREET
                                WINONA, MINNESOTA

                          LEASE DATE: OCTOBER 10, 1995

                                     LEASE

     THIS LEASE (this "Lease"), dated as of the 10th day of October, 1995, is made by and between LESLIE R. WOODWORTH ("LW") and ELLIE WOODWORTH ("EW"), husband and wife, having an address at 1304-A McNally Drive, Winona, Minnesota 55987, PHYLLIS WOODWORTH, a single person, having an address at Rural Route 3, Box 49, Winona, Minnesota 55987, and JOHN F. WOODWORTH ("JW") and BETTY WOODWORTH ("BW"), husband and wife, having an address at 1673 Clubview Road, Winona, Minnesota 55987 (collectively, "Lessor") and HAMPSHIRE DESIGNERS, INC., a corporation organized under the laws of the State of Delaware having an address at P.O. Box 2667, 215 Commerce Boulevard, Anderson, South Carolina 29622 ("Lessee").

                                    RECITALS

     A. Lessor is the owner of the Demised Premises (hereinafter defined).

     B. On the date hereof, the Winona Knitting Mills, Inc. (the "Company"), Pete and Joyce Woodworth and Hampshire Group, Limited ("Hampshire") are entering into that certain Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company is being merged into Hampshire in accordance with the terms thereof.

     C. In connection with the Merger Agreement, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the Demised Premises.

     NOW, THEREFORE for good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

                              ARTICLE I - Premises

1.1. Demised Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the Term (hereinafter defined), at the rental, and upon all of the Term covenants and conditions set forth herein, the following (collectively, the "Demised Premises"):

          (a) that certain real property located in the County of Winona, State of Minnesota, commonly known as 902 East Second Street, Winona, Minnesota and described in Exhibit A attached hereto and made a part hereof, together with any buildings and improvements now or hereafter located therein or thereon (collectively, the "Real Property");

          (b) all right, title and interest, if any, of Lessor in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Real Property to the center line;

          (c) all right, title and interest, if any, of Lessor in and to any strips and gores of land adjacent to, abutting, or used in connection with the Real Property, and in and to easements, if any, ensuring to the benefit of the Real Property or the fee owner;

          (d) any appurtenances and hereditaments belonging or in any wise appertaining to the Real Property; and

          (e) any and all personal property located at the Real Property owned by Lessor and used in connection with the operation of the Real Property as a manufacturing and/or warehouse facility; and

          (f) any and all leases, tenancies and occupancy agreements in any way affecting the Real Property.

                                ARTICLE II - Term

2.1. Initial Term. The term of this Lease (as the same may be extended, the "Term") shall commence on the date hereof (the "Commencement Date") and shall continue until the third anniversary of the last day of the calendar month in which the date of this Lease occurs (the "Initial Term").

2.2 Renewal Options.

          (a) Lessee shall have the option to extend the Term on all of the terms and provisions contained in this Lease, except for the payment of Rent, for a three year renewal term (the "First Renewal Term") following the expiration of the Initial Term of this Lease, by giving written notice to Lessor of the exercise of this option to extend the Term not later than 135 days prior to the expiration of the Initial Term.

          (b) Lessee shall have the option to extend the Term on all of the terms and provisions contained in this Lease, except for the payment of Rent, for a three year renewal term (the "Second Renewal Term") following the expiration of the First Renewal Term of this Lease, by giving written notice to Lessor of the exercise of this option to extend the term not later than 135 days prior to the expiration of the First Renewal Term.

          (c) Lessee shall have the option to extend the Term on all of the terms and provisions contained in this Lease, except for the payment of Rent, for a three year renewal term (the "Third Renewal Term") following the expiration of the Second Renewal Term of this Lease, by giving written notice to Lessor of the exercise of this option to extend the Term no later than 135 days prior to the expiration of the Second Renewal Term.

                               ARTICLE III - Rent

3.1. Fixed Rent

          (a) The term "Lease Year" shall mean each 12-month period commencing on the day immediately succeeding the end of the previous Lease Year. The initial Lease Year shall commence on the Commencement Date and shall end on the first anniversary of the last day of the month in which the date of this Lease occurs. Lessee shall, during the Term, pay to Lessor at such place as Lessor shall designate in writing, from time to time, and, except as expressly provided herein, without offset, counterclaim, defense or demand therefor, the following annual minimum rentals (hereinafter, the "Fixed Rent"):

               (i) during the initial Lease Year, $57,000 per annum; and

               (ii) during each succeeding Lease Year (including, without limitation, any Lease Year occurring during any renewal term hereunder), an amount per annum which equals (x) the Fixed Rent for the preceding Lease Year plus (y) 4% of the Fixed Rent for the preceding Lease Year.

          (b) The Fixed Rent shall be payable monthly in advance on the first day of each month, in equal monthly installments equal to one-twelfth (1/12) of the Fixed Rent.

          (c) Fixed Rent for any period during the Term which is for less than one calendar month shall be prorated based on the number of calendar days in such calendar month that falls within the Term.

3.2 Additional Rent. Lessee shall, during the Term, pay to Lessor at such place as Lessor shall designate in writing, from time to time, and, except as expressly provided herein, without offset, counterclaim, defense or demand thereof, additional rent ("Additional Rent") consisting of all other sums of money that become due from Lessee and payable to Lessor hereunder. Fixed Rent and Additional Rent are hereinafter collectively referred to as "Rent".

                                ARTICLE IV - Use

     The Demised Premises shall be used for manufacturing, warehousing, storage, distributing, general office purposes and/or any other lawful purposes. Lessee shall obtain, at its sole cost and expense, all licenses, approvals and permits required for Lessee's use and occupancy of the Demised Premises. Lessee shall not use or permit the use of the Demised Premises, in violation of an applicable law, statute, ordinance, code, rule, regulation order or decree, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

                        ARTICLE V - Compliance With Law

     5.1. Lessee Compliance. Lessee shall, at Lessee's expense, promptly comply with all applicable laws, statutes, ordinances, rules, regulations and orders of all federal, state, municipal and local governmental authorities having jurisdiction (collectively, "Governmental Laws") over the Demised Premises relating to the Demised Premises in effect during the Term or any part of the Term regulating the use by Lessee of the Demised Premises.

5.2. Contests. Lessee shall have the right, to the extent permitted by law, at its own expense to contest the validity and/or applicability of any Governmental Laws relating the Demised Premises by appropriate proceedings diligently conducted in good faith, and, notwithstanding the provisions of Paragraph 5.1 hereof, Lessee's compliance with such contested Governmental Laws may be postponed or deferred during the pendency of such proceeding so long as neither the Demised Premises nor any part thereof would, by reason of such noncompliance be, in the reasonable judgment of Lessor, in danger of being forfeited or lost and Lessor shall not be subject to any criminal or civil liability.

                 ARTICLE VI - Condition of the Demised Premises

Lessee hereby agrees to accept the Demised Premises in accordance with the terms of this Lease, subject to all Governmental Laws and restrictions of record governing and regulating the use of the Demised Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.

                     ARTICLE VII - Maintenance and Repairs

Lessee shall, at its expense, take good care of the Demised Premises, the fixtures, and appurtenances therein and any of Lessee's trade fixtures, furnishings, equipment and personal property (collectively, "Lessee's Property"). Lessee shall be responsible for an shall promptly make all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises. Lessee, at its expense, shall be responsible for the repair, maintenance and replacement of all mechanical, electrical, sanitary, heating, ventilating, air-conditioning and other fixtures and equipment in the Demised Premises (the "Building System").


                            ARTICLE VIII - Surrender

     On the last day of the Term, or on any sooner termination of this Lease, Lessee shall surrender the Demised Premises to Lessor in the same condition as when received by Lessee broom clean, ordinary wear and tear and damage due to perils beyond the reasonable control of Lessee excepted. These perils include, but are not limited to, fire, earthquake, flood, windstorm and other so-called "acts of God", vandalism, malicious mischief, and sprinkler damage.

                    ARTICLE IX - Lessor's and Lessee's Rights

     If either party fails to perform its obligations hereunder, the other may at its option (but shall not be required to) put the same in good order, condition and repair, upon thirty (30) days written notice to the non-performing party (which written notice shall not be required in the case of an emergency) and the cost thereof, together with interest thereon at the Lease Interest Rate (as defined in Paragraph 21.3) shall become due and payable from the non-performing party to the other party within ten (10) days after demand by the performing party; provided, however, if the obligation of the non-performing party is not capable of being performed within such thirty (30) day period and if the non-performing party is diligently endeavoring to perform such obligation, the performing party shall not perform such obligation. All such work performed by the performing party shall be performed in a good and workmanlike manner, in compliance with all Governmental Laws. Neither Lessee nor Lessor shall perform any such work until such time as it has received all necessary permits, licenses and approvals from the applicable state, county and municipal governmental authorities having jurisdiction over the Demised Premises ("Governmental Authorities"). If either party performs any such work, such party shall, at all times, keep the Demised Premises free of liens and encumbrances for labor and materials.

                    ARTICLE X - Alterations and Improvements

10.1. Lessee Alterations. Lessee shall have the right, at its own cost and expense, to make such alterations and changes in and to the Demised Premises as it shall deem expedient or necessary for its purposes. All such work shall be done in a good and workmanlike manner, and in accordance with all Governmental Laws. Lessor shall execute and deliver upon request of Lessee such reasonable instrument or instruments embodying the approval of Lessor which may be required by any Governmental Authority for the purpose of obtaining any license, permit or approval for the making of alterations or changes in, to or upon the Demised Premises, Lessee agreeing to pay for any such license, permit or approval. Lessee shall not make any alterations to the Demised Premises until such time as it has received all required permits, licenses and approvals from the applicable Governmental Authority.

10.2. Removal of Improvements.

          (a) Any and all alterations, improvements and installations made by Lessee in, to or upon the Demised Premises, as well as any fixtures installed on the Demised Premises by Lessee ("Lessee Improvements"), at Lessee's option, may be removed from the Demised premises at any time and from time to time during the Term and shall remain the property of Lessee during and at the expiration of the Term of this Lease, provided that, if any such alterations, improvements, installations and/or fixtures are removed by Lessee, any damage caused by such removal shall be promptly repaired by Lessee at its sole cost and expense. If, prior to or within fifteen (15) days after the expiration or sooner termination of this Lease, Lessor shall so direct by written notice to Lessee, the Lessee shall, upon such expiration or sooner termination of this Lease, promptly remove such Lessee Improvements as are designated in said notice and, at its sole cost and expense, repair any damage caused by such removal, or, in default thereof, Lessor may effect said removals and repairs, and Lessee shall pay to Lessor, on demand, the reasonable cost thereof.

          (b) Notwithstanding the provisions of subparagraph 10.2(a) hereof, all electrical panels, wiring, lighting fixtures, heating, air conditioning and plumbing fixtures, or replacements thereof, which may be installed by either Lessor or Lessee upon the Demised Premises, shall be left upon and be surrendered with the Demised Premises as a part thereof, at the termination of this Lease.

                             ARTICLE XI - Insurance

11.1  Insurance Coverage.

          (a) Lessee shall, at Lessee's cost and expense maintain the following insurance issued in the names of Lessor and Lessee as their interests may appear:

               (i) a policy of standard fire and extended coverage insurance on all buildings and improvements included in the Demised Premises with vandalism and malicious mischief endorsements, to the extent of full replacement value; and

               (ii) a policy of general public liability insurance against claims for personal injury or property damage, with such limits as may be reasonably requested by Lessor from time to time, but not more than Two Million Dollars ($2,000,000) in respect of bodily injury or death and One Million Dollars ($1,000,000) for property damage.

          (b) All such insurance policies shall provide that any proceeds shall be made payable to Lessee in accordance with the terms of this Lease.

          (c) All such insurance policies may, at the option of Lessee, be effected by blanket and/or umbrella policies issued to Lessee covering the Demised Premises and other properties owned or leased by Lessee or its affiliates.

          (d) Lessor shall not obtain or continue to maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lessee in all respects.

11.2. Certificates. All insurance provided for under this Lease shall be effected under valid enforceable policies issued by insurers of recognized responsibility and who are reasonably acceptable to Lessor and licensed to do business in the State of Minnesota. Such insurance may be carried by Lessee as a part of blanket coverage for such insurance covering all premises owned or leased by Lessee wherever located. Certificates of Insurance evidencing the current existence of such coverage shall be delivered to Lessor at least ten days prior to the expiration date of any policy. Renewal certificates shall be delivered by Lessee to Lessor, together with satisfactory evidence of payment of the premium on such policies. To the extent obtainable, all such policies shall contain agreements by the insurers that such policies shall not be canceled except upon thirty days' prior written notice to each named insured and loss payee, including Lessor.

11.3. Adjustments. All policies of insurance required herein shall name Lessor and Lessee as the insureds as their respective interest may appear. The loss, if any, under said policies referred to in this Article 11 shall be adjusted with the insurance companies by Lessee to the extent that Lessee is obligated to repair or restore the Demised Premises pursuant to Article 12 hereof and by Lessor in the event that Lessee is not so obligated to restore.

11.4 Proceeds. All proceeds payable by reason of any loss or damage to the Demised Premises, or any portion thereof, and insured under any policy of insurance required by this Article 11 shall be paid to Lessee and shall be used only for reconstruction or repair, as the case may be, of any damage to or destruction of the Demised Premises, or any portion thereof. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Demised Premises shall be retained by Lessor. In the event Lessee is not required or does not elect to repair and restore, and this Lease expires or is terminated, all such insurance proceeds shall be paid to and retained by Lessor.

11.5 Waiver of Subrogation Rights. The parties, for themselves and their insurers, each release and relive the others, and waive their entire right to recovery against the others, for loss or damage arising out of or incident to the perils of fire, explosion, or any other peril described in the "extended coverage" insurance endorsement approved for use in the State of Minnesota, which occurs in, on, upon, or about the Demised Premises, whether due to the negligence of any of the parties hereto or their against or employees or otherwise, but only to the extent that such loss or damage is covered by and actually paid pursuant to insurance policies covering such loss or damage.

                       ARTICLE XII - Damage or Destruction

12.1. Restoration. Subject to the provisions of Paragraph 12.2 hereof, Lessee covenants that in the event of damage to all or a portion of the Demised Premises by fire or any other cause, similar or dissimilar, insured or uninsured (a "Casualty"), Lessee will promptly, at its sole cost and expense, restore or repair the Demised Premises so damaged or destroyed as nearly as possible to the condition it was in immediately prior to such Casualty, or with such changes or alterations as Lessee shall elect to make in conformity with Article 10 hereof, whether or not any costs or expenses of such restoration exceeds the amount of the insurance proceeds received in connection with such damage or destruction. Such restoration, shall be commenced promptly and prosecuted with reasonable diligence, unavoidable delays excepted.

12.2. Termination Option. Notwithstanding the provisions of Paragraph 12.1 hereof, in the event that at any time during the Term all or a portion of the Demised Premises are damaged to the extent that, in Lessee's reasonable judgment, either (x) the cost of the necessary repairs or restoration would exceed fifty percent (50%) of the estimated marked value of the Demised Premises as determined by the Winona County Assessor's Office for the year in which such damage shall have occurred or (y) the necessary repairs or restoration would not be substantially completed within six (6) months from the date of said casualty, Lessee may terminate this Lease upon delivery of written notice to Lessor within sixty (60) days after the occurrence of the casualty causing such damage and Lessee shall be released from any liability under this Lease accruing from and after the date of Lessor's receipt of said notice. In the event that Lessee terminates this Lease as provided in the immediately preceding sentence, all insurance proceeds resulting from said casualty shall be paid to and retained by Lessor.

                              ARTICLE XIII - Taxes

13.1. Impositions. Lessee covenants and agrees to pay or cause to be paid, as hereinafter provided, to the Governmental Authority imposing the same, all of the following items ("Impositions") not later than the date on which same are due without the payment of any fines, penalties or interest: (a) real property taxes and assessments assessed and levied against the Demised Premises or any part thereof, (b) personal property taxes, (c) water, water meter and sewer rents, rates and charges, and (d) fines, penalties and other similar or like governmental charges applicable to the foregoing and any interest or costs with respect thereto only to the extent such fines, penalties and other similar or like governmental charges are incurred by reason of Lessee's wrongful act or omission or Lessee's failure fully and promptly to comply with any provisions of this Lease. Each such Imposition, or installment thereof, during the Term shall be paid prior to the last day the same may be paid without fine, penalty, interest or additional cost; provided, however, that if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same in such installments and shall be responsible for the payment of such installments only.

13.2. Evidence of Payment. If Lessee is paying any Imposition directly to the Governmental Authority imposing the same, then Lessee, from time to time upon the request of Lessor, shall furnish to Lessor, within the earlier of (i) thirty
(30) days after the date when such Imposition is due and payable under this Lease, or (ii) thirty (30) days after the date when an official receipt of the Governmental Authority imposing the same is received, such official receipt or, if no such receipt has been received by lessee, other evidence reasonably satisfactory to Lessor, evidencing the payment of the Imposition.

13.3 Excluded Taxes. Nothing herein contained shall require Lessee to pay municipal, state or federal income, inheritance, estate, succession, transfer or gift taxes of Lessor, or any corporate franchise tax imposed upon Lessor or any gross income or gross receipts taxes to the extent the same are imposed on Lessor in lieu of net income taxes or corporate franchise taxes.

13.4. Apportionments. Any Imposition, relating to a fiscal period of the imposing Governmental Authority, a part of which period is included within the Term and a part of which is included in a period of time before the Commencement Date or after the expiration of the Term (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Demised Premises, or shall become payable, during the Term) shall be apportioned between Lessor and Lessee as of the Commencement Date or the date of expiration of the Term, as the case may be, so that Lessee shall pay that portion of such Imposition which that part of such fiscal period included in the period of time after the Commencement Date and before the date of expiration of the Term.

13.5.  Contests

          (a) Lessee shall have the right, to the extent permitted by law, at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, and, notwithstanding the provisions of Paragraph 13.1 hereof, the payment of such contested Imposition may be postponed or deferred so long as neither the Demised premises nor any part thereof, nor any part of the rents, issues and profits thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Lessor, in danger of being forfeited or lost and Lessor shall not be subject to any criminal or civil liability.

          (b) Lessee shall have the right, to the extent permitted by law, and at Lessee's sole cost and expense, to seek a reduction in the valuation of the Demised Premises assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith.

          (c) Lessor shall not be required to join in any proceedings referred to in Paragraphs 13.5(a) and (b) hereof unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Lessor, in which event, Lessor shall join and cooperate in such proceedings or permit the same to be brought in its name, but shall not be liable for the payment of any costs or expenses in connection with any such proceedings and Lessee shall reimburse Lessor for any and all reasonable costs or expenses which lessor may sustain or incur in connection with any such proceedings.

                      ARTICLE XIV - Utilities and Services

14.1. Charges. Lessee will pay, or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Demised Premises during the Term of this Lease

14.2. No Services. Lessor shall not be obligated to furnish utilities or services to the Demised Premises.


                            ARTICLE XV. - Assignment

15.1 Except as expressly permitted in this Lease, Lessee shall not voluntarily or by operation of law assign all or any part of Lessee's interest in this Lease, without Lessor's prior written consent, which Lessor shall not unreasonably withhold, condition or delay. Any attempted assignment without such consent shall be void and shall constitute a breach of this Lease, unless the same is expressly permitted hereunder.

15.2. Notwithstanding the provisions of Paragraph 15.1 hereof, Lessee may assign this Lease, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, to any person or entity which acquired all the assets of Lessee as a going concern of the business that is being conducted on the Demised Premises, or to any person or entity having, in Lessor's reasonable judgment, a net worth greater than the net worth of Lessee prior to such assignment, provided that said assignee assumes, in full, the obligations of Lessee under this Lease and provided that Lessee shall remain liable for all of its obligations to be performed or observed under this Lease. For purposes of the foregoing definition, "control" (including "control by" and "under common control with") shall mean ownership of not less than fifty percent (50%) of each class of the authorized and outstanding stock of a corporation and not less than fifty percent (50%) of all of the legal and equitable interests in a partnership or other business entity.

                        ARTICLE XVI - Defaults; Remedies

16.1. Defaults. If any of the following events shall occur (each, a "Default" and collectively "Defaults"):

          (a) the failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice from Lessor to Lessee;

          (b) the failure by Lessee to observe or perform any of the material covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph 16.1 (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee specifying, in reasonable detail, how Lessee has failed to perform; provided, however, that if Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in Default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion; and

          (c) the filing by Lessee of a voluntary petition in bankruptcy or the institution against Lessee of proceedings in bankruptcy which proceedings shall not be stayed or discharged within ninety (90) days; or the appointment of a receiver of Lessee's assets, which is not stayed or discharged within ninety (90) days.

16.2. Remedies. In the event of any such Default, Lessor may at any time thereafter, with or without notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

          (a) terminate Lessee's right to possession of the Demised premises by any lawful means, in which case this Lease shall terminate, and Lessee shall immediately surrender possession of the Demised Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of the Default including, but not limited to, the cost of recovering possession of the Demised Premises; expenses of reletting including costs of necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the Term after the time of such award exceeds the aggregate rental value of the Demised Premises for the same period; or

          (b) pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Minnesota.

16.3. Lessor's Self-Help Remedy. If lessee shall fail, after thirty (30) days notice form Lessor, to perform any of the covenants, terms or conditions required to be performed by Lessee hereunder (except that in the event of an emergency, the notice shall either be dispensed with or shortened as reasonably required by the nature of the emergency), in addition to the provisions of this
Article 16, Lessor may do whatever is reasonably necessary for the performance thereof for the account and at the expense of Lessee. In the event Lessor shall pay any money by reason of said failure Lessee shall repay any such reasonable sums so paid on its behalf together with Interest thereon which shall be deemed Rent, and the same shall be payable within 30 days after presentation of the request for payment, accompanied by Lessor's statement submitted to lessee by Lessor showing in all reasonable detail the expenses of Lessor, why incurred, to whom payment was made and the calculations of and supporting bills or records showing Lessor's expenditures.

16.4. Lessee's Self-Help Remedy. If Lessor shall fail, after thirty (30) days notice from Lessee, to perform any of the covenants, terms or conditions required to be performed by Lessor hereunder (except that in the event of an emergency, the notice shall either be dispensed with or shortened as reasonably required by the nature of the emergency), Lessee may do whatever is reasonably necessary for the performance thereof for the account and at the expense of Lessor. In the event Lessee shall pay any money by reason of said failure, Lessor shall repay any such reasonable sums so paid on its behalf together with Interest thereon, and the same shall be payable within 30 days after presentation of the request for payment, accompanied by Lessee's statement submitted to Lessor by Lessee showing in all reasonable detail the expense of Lessee, why incurred, to whom payment was made and the calculations of and supporting bills or records showing Lessee's expenditures. If Lessor shall fail to reimburse Lessee within thirty (30) days after receipt of Lessee's request for reimbursement for money expended by Lessee under this Paragraph 16.4, Lessee may set-off against Rent, next becoming due to Lessor, such amount together with interest at the Lease Interest Rate from the date expended until Lessee has recouped the money due it under this Paragraph 16.4.

16.5 In the event Lessor elects to terminate this Lease as provided in Paragraph
16.1 hereof, and this Lease is so terminated, and possession of the Demised Premises is surrendered by Lessee in accordance with Article 8 hereof, except as specified in Paragraph 16.2 hereof, neither Lessor nor Lessee shall have any claim against the other for money owed or damages resulting from a breach of this Lease, regardless of whether the claim accrued prior to or subsequent to the termination of this Lease, except with respect to provisions herein which expressly survive any termination or expiration of this Lease.

Except for the expressed exclusively of remedy in the event of a termination of this Lease as hereinabove provided in the first paragraph of this Paragraph 16.5, no remedy herein or otherwise conferred upon or reserved to Lessor or Lessee shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given under this Lease, or now or hereafter existing at law or in equity or by statute. Every power and remedy given by this Lease to Lessor, or Lessee, may be exercised from time to time as often as occasion may arise, or as may be deemed expedient. No delay or omission of Lessor or Lessee to exercise any right or power arising form any default on the part of the other shall impair any such right or power, or shall be construed to be a waiver of such default or any other default or an acquiescence thereto. The consent or approval by Lessor or Lessee to or of any act by the other requiring such consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar acts by Lessor or Lessee, as the case may be.

16.6. Lessee Termination Right.

          (a) Without limiting the provisions of Paragraph 16.5 and in addition to all other remedies which the Lessee may have as stated elsewhere in this Lease, at law or in equity, including the right to seek specific performance or injunctive relief, Lessee shall have the right, but not the obligation, on notice to lessor, to terminate this Lease if Lessor shall fail to perform any of the terms, covenants and obligations of Lessor herein.

          (b) With respect to defaults as to which this Lease does not provide any grace period or opportunity to cure, Lessor shall have thirty (30) days after receipt of such notice from Lessee to cure the default giving rise to Lessee's right to so terminate this Lease; provided, however, that if Lessors' default is such that more than thirty (30) days are reasonably required for its cure, then Lessor shall not be deemed to be in default if Lessor commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

          (c) If Lessor cures the default within the period set forth in Paragraph 16.6(b), this Lease shall not terminate and shall continue in full force and effect. If Lessor fails to cure the default within said cure period, Lessee shall give notice to Lessor or Lessor's failure to cure the same and this Lease shall terminate, as if by passage of time, on the date set forth in Lessee's notice of termination.


                           ARTICLE XVII - Condemnation

     If the Demised Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title to or possession of the Demised Premises of such portion thereof, whichever first occurs. If more than 40% of the floor area of the Demised premises, or more than 40% of the parking area included in the Demised Premises and used by Lessee, is taken by Condemnation (or such lesser percentage if the remaining parking area is insufficient for the reasonable needs of Lessee or would cause a violation of any Governmental Law), Lessee may, at Lessee's option, to be exercised in writing within twenty (20) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within twenty (20) days after the condemning authority shall have taken title to or possession of the Demised Premises or any part thereof) terminate this Lease as of the later of the date on which the condemning authority takes title to or possession of the Demised Premises or any part thereof. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Demised Premises remaining, except that the Rent shall be reduced from the date of the taking in a reasonable proportion based on the amount of the Demised Premises so taken and the value or utility of such portion so taken to the operation of Lessee's business on the Demised Premises. Any dispute as to such reduction in Rent may be submitted by either party to arbitration in accordance with Article XX hereof. Any award for the taking of all or any part of the Demised Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor; provided, however, that Lessee shall be entitled to any award made as compensation for diminution in value of the Lessee's leasehold estate, business loss, moving expenses, loss of or damage to the Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such Condemnation, Lessor shall, to the extent of an award received by Lessor in connection with such Condemnation, repair any damage to the Demised Premises caused by such Condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

     Notwithstanding anything which may be to the contrary in this Article 17, in connection with any taking, Lessee shall be entitled to make a separate claim, and to prove and receive an award for (a) the diminution in value of Lessee's leasehold estate, (b) the value of Lessee's property to the extent the same is taken, and (c) any moving allowance and other expenses permitted by law.

                      ARTICLE XVIII - INTENTIONALLY OMITTED

           ARTICLE XIX - Purchase Option; Right of First Refusal; Put

19.1. Certain Definitions. The following terms used herein shall have the specified meanings:

"Interest" shall mean the fractional ownership interest of any Optionor in the Demised Premises.

"Option Period" shall mean the period commencing on the Commencement Date and terminating on the first anniversary date following the expiration of the Term.

"Options" shall mean, collectively, the Put, the Right of First Refusal and the Purchase Option, as such terms are hereinafter defined.

"Optionees" shall mean, collectively, Pete Woodworth ("PW") and Lessee.

"Optionor" shall mean, individually, any of the fee owners of the Demised Premises at the time the applicable Option is exercised (or, in the case of a deceased fee owner, the estate to which such property interest shall have passed) and "Optionors" shall mean, collectively, all of such fee owners; provided, however, that notwithstanding the transfer of an Interest from an Optionor to an Optionee, such Optionee shall in no event become or be deemed an Optionor.

19.2. Ownership Representation; Consents of Spouses.

          (a) Optionors represent and warrant (i) that they hold good, marketable and insurable fee title to the Demised Premises, as tenants in common, free and clear of all liens and exceptions to title other than as set forth on Exhibit C hereto (the "Permitted Encumbrances") and (ii) that the Interest owned by LW is an undivided one-quarter (1/4) interest in the Demised Premises, the Interest owned by JW is an undivided five-twelfths (5/12) interest in the Demised Premises, and the Interest owned by Phyllis Woodworth is an undivided one-third (1/3) interest in the Demised Premises.

          (b) EW and BW each acknowledges and agrees that (i) she does not hold an ownership interest in the Demised Premises, and (ii) she joins in the execution of this Lease to evidence her consent to the terms hereof, including, without limitation, the relinquishment of her dower interest and other marital rights, if any, that she may have in the Demised Premises, if and when an Interest is conveyed to an Optionee pursuant to this Article XIX.

19.3. Restrictions on Optionors. Optionors may not, either individually or collectively, during the Option Period, transfer, sell or in any other manner dispose of or offer to any third party any Interest except subject to and in accordance with the provisions of this Article XIX, and, in no event shall any Interest be transferred, sold or otherwise disposed of other than in its entirety. notwithstanding anything to the contrary contained herein, JW shall have the right to devise or make an inter vivos transfer of his entire Interest to BW, and LW shall have the right to devise or make an inter vivos transfer of his entire Interest to PW (in the case of a devise, pursuant to the terms of the respective last wills and testaments of each), without thereby giving rise to a right in Optionees to exercise the Purchase Option or Right of First Refusal with respect to such Interest; provided, however, that upon any transfer of an Interest to BW, by devise, inter vivos transfer or otherwise, such Interest shall thereafter remain subject to the terms and conditions of the applicable Options, and BW shall be deemed an Optionor hereunder.


19.4.  Purchase Option.

          (a) Optionees are hereby granted an option (the "Purchase Option") to purchase any or all of the Interest subject to the terms and conditions set forth in this Paragraph 19.4.

          (b) The Transferring Optionor (hereinafter defined) shall give prompt notice (the "Optionor's Purchase Option Notice") to Optionees and the other Optionors of the occurrence during the Option Period of either (i) the death of an Optionor, (ii) the intention of such Transferring Optionor to offer his or her Interest to a third party or (iii) the intention of such Transferring Optionor to offer his or her Interest to Optionees for sale pursuant to the terms of the Purchase Option. The Optionor with respect to whose Interest such Optionor's Purchase Option Notice shall have been given shall herein be referred to, with respect to such Interest, as the "Transferring Optionor" Upon receipt of such Optionor's Purchase Option Notice, PW shall have thirty (30) days in which to give notice (the "Optionee's Purchase Option Notice") of his intention to exercise the Purchase Option to purchase the applicable Interest of such Transferring Optionor at the Option Price (hereinafter defined) subject to the terms and conditions of this Paragraph 19.4. The Optionee's Purchase Option Notice shall be delivered to all of the Optionors and, if delivered by PW, to Lessee as well.

          (c) If (i) PW shall fail to deliver the Optionee's Purchase Option Notice within such thirty (30) day period or (ii) notwithstanding the delivery of the Optionee's Purchase Option Notice by PW, PW shall fail (other than for reasons beyond the reasonable control of PW) to conclude the purchase of the Interest within sixty (60) days of such delivery of the Optionee's Purchase Option Notice, then, in either such event, PW's right to exercise the Purchase Option (as to such Interest only) shall expire ("PW's Option Expiration"). Upon the occurrence of PW's Option Expiration, Lessee shall then have the exclusive right to exercise the Purchase Option by delivery of an Optionee's Purchase Option Notice to the Transferring Optionor no later than thirty (30) days after it shall have received notice of PW's Option Expiration. If Lessee shall fail to deliver the Optionee's Purchase Option Notice within the aforesaid thirty (30) day period after PW's Option Expiration, Lessee's right to exercise the Purchase Option (as to such Interest only) shall expire ("Lessee's Option Expiration").

          (d) In no event shall any Optionor be permitted to offer an Interest for sale to a third party other than Optionees unless PW's Option Expiration and Lessee's Option Expiration shall have occurred with respect to such Interest.

          (e) The price at which an Optionee may purchase an Interest pursuant to the Purchase Option shall be an amount equal to the product of the fractional ownership interest in the Demised Premises represented by such Interest and one hundred (100%) percent of the estimated market value of the Demised Premises as determined by, and pursuant to the most recent tax statement issued by, the Winona County Assessor's Office, in the State of Minnesota (with respect to such Interest, the "Option Price"). The Option Price shall be payable in cash at closing or on other terms mutually acceptable to the Transferring Optionor and the applicable Optionee.

          (f) The closing of the conveyance of the Interest pursuant to an Optionee's exercise of the Purchase Option (the "Option Closing") shall occur not later than sixty (60) days after the date on which the applicable Optionee delivered the Optionee's Purchase Option Notice to the Transferring Optionor or Optionee's Purchase Option Notice to the Transferring Optionor or on such other date as shall have been mutually agreed upon in writing by the Transferring Optionor and such Optionee (the "Purchase Option Closing Date")

          (g) The following income and expenses shall be apportioned between the Transferring Optionor and the applicable Optionee in the manner customary in the County of Winona, in the State of Minnesota, as of 11:59 p.m. on the day preceding the Purchase Option Closing Date, and the parties agree to make the appropriate adjustment payment on the Purchase Option Closing Date, to the extent the same may be applicable: rents payable under the Lease or any other lease covering the Demised Premises; real property taxes and assessments; personal property taxes; fuel oil; utility charges; water meter and sewer rents, rates and charges; levies; license and permit fees; charges for communications and other services rendered or used on or about the Demised Premises; value charges; parking revenues; license, permit and inspection fees; and any other items which otherwise are customarily apportioned at real estate closings. Except as otherwise expressly provided herein, the Transferring Optionor and the applicable Optionee shall each pay its respective closing costs (including the fees of any lawyers, accountants or others engaged by such party) in connection with the Option Closing.

          (h) Optionors and the applicable Optionee shall take any and all actions necessary in order to comply with the provisions of any laws and regulations applicable to the conveyance of the Interest pursuant to the Purchase Option, including, without limitation, the payment of any transfer, deed stamp, conveyance or other tax that may be determined to be due under any such law or regulation and the preparation, execution and filing of any and all affidavits and questionnaires required by any such law or regulation. Optionors shall cooperate with the applicable Optionee in the preparation of any such affidavits or questionnaires and shall make available to Optionee any books and records of Optionors used in the preparation of any such affidavits or questionnaires. The Transferring Optionor shall (i) pay when due pursuant to applicable law any such tax that may be determined to be due under any such law or regulation, without regard to installment payment provisions, if any, and prior to the latest date payments may be made without payment of penalty or late charge, and
     (ii) indemnify, defend and save the applicable Optionee harmless from and against any damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees) which may be suffered or incurred by such Optionee by reason of the nonpayment thereof. The provisions of the immediately preceding sentence shall survive the Option Closing and the expiration or sooner termination of this Lease.

          (i) At the Option Closing, the Transferring Optionor shall execute and deliver to such Optionee a good and sufficient warranty deed in recordable form, conveying to such optionee (or its assignee, nominee or designee) good, marketable and insurable fee simple title in and to the Interest, free and clear of all liens and exceptions to title other than the Permitted Encumbrances. In addition, at the Option Closing, Optionors shall execute and deliver to such Optionee any and all assignments, tax returns, affidavits (including, without limitation, a "FIRPTA" affidavit pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto) and other documentation as such Optionee may deem necessary or appropriate in connection with the conveyance of the Interest to such Optionee (or its assignee, nominee or designee).

          (j) At the Option Closing and thereafter, Optionors and the applicable Optionee (or its assignee, nominee or designee), shall take such actions and promptly execute and deliver any other assurances and all such other documents, instruments or agreements, as the case may be, which may be necessary or reasonably appropriate to consummate the transactions contemplated by this Paragraph 19.4.

19.5.  Right of First Refusal.

          (a) Optionees are each hereby granted a right (the "Right of First Refusal"), subject to the terms and conditions set forth in this Paragraph 19.5, to purchase any Interest for the price and on substantially the same terms and conditions as those specified in any contract (a "Contract") entered into between a Transferring Optionor and a third party for the sale of such Interest.

          (b) If PW's Option Expiration and Lessee's Option Expiration shall have both occurred with respect to an Interest, the Transferring Optionor shall thereafter have the right to offer such Interest to a third party (other than Optionees), subject to the terms and conditions of this Paragraph 19.5.

          (c) If a Transferring Optionor, at any time during the Option Period, enters into a Contract, the Transferring Optionor shall give Optionees prompt notice ("Optionor's ROFR Notice") of such Contract, accompanied by a complete, true and correct copy of the Contract. Any Contract shall expressly provide that it is subject to and contingent upon the Transferring Optionor's compliance with the terms and conditions set forth in this Article XIX.

          (d) Upon receipt of the Optionor's ROFR Notice, PW shall have thirty
     (30) days in which to give notice (the "Optionee's ROFR Notice") to the Transferring Optionor, Lessee and the other Optionors of his exercise of the Right of First Refusal.

          (e) If (i) PW shall fail to deliver the Optionee's ROFR Notice within such thirty (30) day period, or (ii) notwithstanding PW's delivery of the Optionee's ROFR Notice, PW and the Transferring Optionor shall fail (other than for reasons beyond the reasonable control of PW) to conclude the sale of the Interest pursuant to the Contract within one hundred twenty (120) days after delivery of Optionor's ROFR Notice with respect to such contract or by such later closing date as shall have been specified in the Contract, then in either such event, PW's right to exercise the Right of First Refusal with respect to such Contract shall expire ("PW's ROFR Expiration").

          (f) Upon the occurrence of PW's ROFR Expiration, Lessee shall then have the exclusive right to require that the Transferring Optionor sell the Interest to it for the price and on the terms and under the conditions specified in the Contract by delivery of an Optionee's ROFR Notice to the Transferring Optionor within thirty (30) days of PW's ROFR Expiration.

          (g) The closing of the conveyance of the Interest pursuant to the terms of the Contract (the "First Refusal Closing") shall occur on the date (the "First Refusal Closing Date") specified in the Contract.

          (h) If both Optionees fail to deliver the Optionee's ROFR Notice to the Transferring Optionor within the periods referred to in the foregoing subparagraphs (d) and (f) of this Paragraph 19.5, the Transferring Optionor shall have the right to conclude a sale of the Interest to the person which is the other party to the Contract, provided that (i) the Transferring Optionor shall conclude the sale of the Interest pursuant to the Contract within one hundred twenty (120) days of the date on which the Transferring Optionor delivered Optionor's ROFR Notice with respect to such Contract (or by such later closing date as shall have been specified in the Contract), and (ii) the closing of such conveyance shall occur pursuant to and in compliance with all of the terms and conditions of the Contract.

          (i) Notwithstanding anything to the contrary contained herein, if the Transferring Optionor shall fail to conclude the sale of the Interest to the applicable third party pursuant to the Contract within the aforesaid one hundred twenty (120) day period (or by such later closing date as shall have been specified in the Contract), or if such Contract shall be renegotiated on terms more favorable to the purchaser, the Transferring Optionor shall thereafter be obligated once again to deliver an Optionor's ROFR Notice with respect to such Contract or any other Contract, and Optionees shall each have new thirty (30) day periods, as set forth in subparagraphs (d) and (f), above, of this Paragraph 19.5, in which to exercise the respective Right of First Refusal of each, pursuant to the terms of this Paragraph 19.5.

19.6.  Put.

          (a) The transferring Optionor is hereby granted an option (the "Put" to require Lessee to purchase its Interest at the Put Price (hereinafter defined), subject to the terms and conditions of this Paragraph 19.6, and provided Optionees shall have each failed to exercise its Purchase Option pursuant to Paragraph 19.4 above.

          (b) The Transferring Optionor may only exercise the Put with respect to an Interest after the occurrence of Lessee's Option Expiration with respect to such Interest, but prior to the earlier to occur of (x) the expiration of the Lease or (y) the 120th day following the occurrence of Lessee's Option Expiration with respect to such Interest.

          (c) The price at which an Optionee shall be required to purchase an Interest pursuant to the Put shall be an amount equal to the product of the fractional ownership interest in the Demised Premises represented by such Interest and fifty (50%) percent of the estimated market value of the Demised Premises as determined by, and pursuant to the most recent tax statement issued by, the Winona County Assessor's Office, in the State of Minnesota (with respect to such Interest, the "Put Price"). The Put Price shall be payable in cash at closing or on other terms mutually acceptable to the Transferring Optionor and the applicable Optionee.

          (d) To exercise the Put, the Transferring Optionor shall give both Optionees and the other Optionors notice of such exercise (the "Optionor's Put Notice") at any time during the period described in subparagraph (b) above of this Paragraph 19.6. If the Transferring Optionor fails timely to deliver the Optionor's Put Notice, the Transferring Optionor's right to exercise the Put with respect to the applicable Interest shall be deemed waived by the Transferring Optionor and the Put shall terminate and be of no further force or effect. The Optionor's Put Notice must (x) identify the applicable Interest and (y) be accompanied by each of the following: (i) a title report for the Demised Premises issued by a title company acceptable to Lessee and (ii) a Phase I environmental report, and, if recommended by such Phase I environmental report, a Phase II environmental report with respect to the Demised Premises (collectively, the "Environmental Report").

          (e) Upon receipt of the Optionor's Put Notice, PW shall have thirty
     (30) days in which to give notice ("PW's Put Notice") to the transferring Optionor, Lessee and the other Optionors of his exercise of the right (the "Put Purchase Option") to require that the Transferring Optionor sell the Interest to him at the Put Price. If PW elects to exercise the Put Purchase Option, (i) the closing of the conveyance pursuant to such Put Purchase Option shall be treated in the same manner as an Option Closing and shall be governed by the terms of subparagraphs (f) through (j) of Paragraph 19.4, (ii) the Transferring Optionor's right to exercise the Put with respect to the applicable Interest shall be deemed waived by the Transferring Optionor and the Put shall terminate and be of no further force and effect, and (iii) the remainder of this Paragraph 19.6 shall be inapplicable.

          (f) The following shall be conditions precedent to Lessee's obligation to close the transaction contemplated in this Paragraph 19.6 pursuant to the Transferring Optionor's exercise of the Put:

               (i) Optionors shall have performed in all respects the covenants and agreements to be performed by Optionors under this Paragraph 19.6.

               (ii) Optionors shall have delivered to lessee the items described in subparapgraphs (j) and (k) of this Paragraph 19.6.

               (iii) The Demised Premises shall not be subject to any threatened or pending eminent domain proceeding.

               (iv) the Environmental Report shall be acceptable to Lessee in all respects.

          (g) the closing of the conveyance of the Interest pursuant to the Transferring Optionor's exercise of the Put (the "Put Closing") shall occur not later than sixty (60) days after the date on which the Transferring Optionor shall have delivered the Optionor's Put Notice to Lessee or on such other date as shall have been mutually agreed upon in writing by the Transferring Optionor and such Lessee (the "Put Closing Date").

          (h) The following income and expense shall be apportioned between the Transferring Optionor and Lessee in the manner customary in the county of Winona, in the State of Minnesota, as of 11:59 p.m. on the day preceding the Put Closing Date, and the parties agree to make the appropriate adjustment payment on the Put Closing Date, to the extent the same may be applicable: rents payable under the Lease or any other Lease covering the Demised Premises; real property taxes and assessments; personal property taxes; fuel oil; utility charges; water meter and sewer rents, rates and charges; levies; license and permit fees; charges for communications and other services rendered or used on or about the Demised Premises; vault charges; parking revenues; license, permit and inspection fees; and any other items which otherwise are customarily apportioned at real estate closings. Except as otherwise expressly provided herein, the Transferring Optionor and Lessee shall each pay its respective closing cost (including the fees of any lawyers, accountants or others engaged by such party) in connection with the Put Closing.

          (i) Optionors and the Lessee shall take any and all actions necessary in order to comply with the provisions of any laws and regulations applicable to the conveyance of the Interest pursuant to the Put, including, without limitation, the payment of any transfer, deed stamp, conveyance or other tax that may be determined to be due under any such law or regulation and the preparation, execution and filing of any and all affidavits and questionnaires required by any such law or regulation. Optionors shall cooperate with Lessee in the preparation of any such affidavits or questionnaires and shall make available to Optionee any books and records of Optionors used in the preparation of any such affidavits or questionnaires. The Transferring Optionor shall (i) pay when due pursuant to applicable law any such tax that may be determined to be due under any such law or regulation, without regard to installment payment provisions, if any, and prior to the latest date payments may be made without payment of penalty or late charge, and (ii) indemnify, defend and save Lessee harmless from and against any damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees) which may be suffered or incurred by Lessee by reason of the nonpayment thereof. The provisions of the immediately preceding sentence shall survive the Put Closing and the expiration or sooner termination of this Lease.

          (j) At the Put Closing, the Transferring Optionor shall execute and deliver to Lessee a good and sufficient warranty deed in recordable form, conveying to Lessee (or its assignee, nominee or designee) good, marketable and insurable fee simple title in and to the Interest, free and clear of all liens and exceptions to title other than the Permitted Encumbrances. In addition, at the Put Closing, Optionors shall execute and deliver to Lessee any and all assignments, tax returns, affidavits (including, without limitation, a "FIRPTA" affidavit pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto) and other documentation as Lessee may deem necessary or appropriate in connection with the conveyance of the Interest to Lessee (or its assignee, nominee or designee).

          (k) At the Put Closing and thereafter, Optionors and Lessee (or its assignee, nominee or designee), shall take such actions and promptly execute and deliver any other assurances and all such other documents, instruments or agreements, as the case may be, which may be necessary or reasonably appropriate to consummate the transactions contemplated by this Paragraph 19.6.

19.7. Casualty and Condemnation. Notwithstanding anything to the contrary contained herein if, prior to the closings of any conveyance of an Interest pursuant to any of the Options, (i) any of the Demised Premises is damaged by fire, vandalism, acts of God, or other casualty or cause, or (ii) any part of the Demised Premises is taken by eminent domain, the applicable Optionee may, at its option, either: (x) proceed with the closing and accept the Demised Premises as is together with the Transferring Optionor's right, if any, to any and all insurance proceeds or condemnation awards in connection with such damage or condemnation, in which case Optionors shall cooperate with the applicable Optionee in any loss adjustment or condemnation award negotiation, legal actions and agreements with the insurance company or taking authority, and Transferring Optionor shall assign to the applicable optionee at the closing its rights, if any, to such insurance proceeds or condemnation award (and pay over to such Optionee any such proceeds or award already received, but no yet expended) or

(y) cancel the exercise of the applicable Purchase Option, Right of First Refusal or Put, as the case may be, whereupon the conveyance contemplated pursuant to such Option shall be canceled and the Transferring Optionor and the applicable Optionee shall have no further rights or obligations with respect to such exercise of the Option except that the Transferring Optionor shall return any deposit (if applicable) made by the Optionee with respect to such Option and except for those rights or obligations expressly stated herein to survive such a termination.

19.8. Co-Tennancy Agreement. If any Interest shall have been conveyed to Lessee, Lessor and Lessee shall, at Lessee's request, enter into a co-tenancy agreement setting forth the rights, obligations and division of responsibilities between Lessor and (to the extent of its fee ownership of the Demised Premises) Lessee, with respect to the management and operation of the Demised Premises.

19.9. Superseding Agreement. The parties hereto acknowledge and agree that the provisions of this Article XIX supersede the terms and provisions of the Option Contract dated February 8, 1993 among LW, The Winona Knitting Mills, Inc. ("WKMI") and PW, the Option Contract dated June 18, 1993 among JW, WKMI and PW and the Option Contract dated March 9, 1993 among PW, WKMI and Phyllis Woodworth (collectively, the "Option Contracts"), which Option Contracts have been terminated and are of no further force and effect.

19.10. Non-Merger. Notwithstanding the conveyance by Optionors to Lessee of one or more Interests, the interest of Lessee and Lessor hereunder shall not merge, and this Lease shall remain in full force and effect, unless and until all Interests shall be conveyed to Lessee.

19.11. Specific Performance. Without limiting any other remedies which the Lessee may have as stated elsewhere in this Lease, at law or in equity, Optionees shall have the right to seek specific performance or injunctive relief in connection with the exercise of their rights under the Purchase Option and Right of First Refusal.

19.11. Time of the Essence. time shall be of the essence with respect to all terms and condition so this Article XIX.

19.12. Survival. The rights and obligations of the parties hereto with respect to the Right of First Refusal and the Purchase Option shall survive the expiration or sooner termination of this Lease, except to the extent otherwise expressly provided herein.

                            ARTICLE XX - Arbitration

20.1. Arbitration. In each case expressly specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined in the manner provided in this Article 20.

20.2. Arbitration Procedure. The party desiring such arbitration shall give written notice to that effect to the other party and shall in such notice (the "first notice") appoint an impartial person of recognized competence in the field involved, having not less than ten (10) years' experience in the county in which the Demised Premises are located, as arbitrator on its behalf. Within ten
(10) days thereafter, the other party shall by written notice to the original party appoint a second impartial person of recognized competence in such field, having not less than ten (10) years' experience in the county in which the Demised Premises are located, as arbitrator on behalf of such other party. Within ten (10) days thereafter, the arbitrators thus appointed shall appoint a third similarly qualified impartial person of recognized competence in such field, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that :

               (i) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

               (ii) if the two arbitrators appointed by the parties shall be unable to agree, within ten days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within ten days after the arbitrators appointed by the parties give notice as aforesaid, then within five days thereafter either of the parties upon written notice to the other party hereto may request such appointment by the American Arbitration Association (or any organization successor thereto), or in its absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator.

20.3. Rules. The arbitration shall be conducted, to the extent consistent with this Article 20, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered.

20.4. Fees. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally.

                        ARTICLE XXI - General Provisions

21.1.  Estoppel Certificates.

               (a) Lessee shall at any time upon not less than twenty (20) days prior written notice from Lessor execute, acknowledge and deliver to Lessor or any party designated by Lessor a statements in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging, as of the date of the certificate, that, to its actual knowledge, there are no uncured Defaults or events which with the giving of notice or the passage of time or both would constitute a Default or specifying such Defaults or events, if any are claimed and (iii) any other information reasonably requested by Lessor. Such statement shall be binding on Lessee and may be relied upon by Lessor or any other party designated by Lessor to whom such certificate is delivered.

               (b) Lessor shall at any time upon not less than twenty (20) days prior written notice from Lessee execute, acknowledge and deliver to lessee or any party designated by Lessee a statement in writing (i) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging, as of the date of the certificate, that, to its actual knowledge, there are no unsecured Defaults or events which with the giving of notice or the passage of time or both would constitute a Default or specifying such Defaults or events, if any are claimed and (iii) any other information reasonably requested by Lessee. Such statement shall be binding on Lessor and may be relied upon by Lessee or any other party designated by Lessee to whom such certificate is delivered.

21.2. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

21.3. Interest on Past-due Obligations. Except as expressly provided herein, any amount due hereunder to either Lessor or Lessee from the other party which is not paid when due and any amount paid by Lessor or Lessee on behalf of the other in accordance with the terms hereof shall bear interest from the date due or the date paid, as applicable, at the lesser of (a) the greater of 2% in excess of the prime or base rate of interest announced by Citibank N.A. at its principal office in New York City, New York (the "Lease Interest Rate"), and (b) the maximum rate of interest permitted by applicable law with respect to said amounts. Payment of such interest shall not excuse or cure any Default or event of default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

21.4. Captions. Article and paragraph captions are not a part hereof and are for convenience of reference only.

21.5. Incorporation of Prior Agreements; Amendments. This Lease contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. All prior agreements or understandings pertaining to the subject matter hereof shall be of no force or effect. This Lease may only be amended or modified in writing, signed by parties in interest at the time of such amendment or modification.

21.6. Notices. Any notices required or permitted to be given hereunder shall be sufficient if in writing and given at the addresses of Lessor and Lessee first set forth above, or, if to PW, at 702 Main Street, Winona, Minnesota 55987. Notices shall be sufficient if sent by certified mail, return receipt requested, postage pre-paid; nationally recognized overnight courier service; or by hand. Notices sent (i) by certified mail, return receipt requested shall be deemed received three (3) days after deposit in a United States mail box, postage prepaid, (ii) by nationally recognized overnight courier service shall be deemed received on (1) business day after delivery to such courier service; and (iii) by hand shall be deemed delivered upon receipt. A copy of any notice of default sent to Lessee shall be sent to Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, Attn: Harvey Sperry, Esq. Any notice to lessee shall be addressed to Mr. Charles W. Clayton.

21.7. Waivers. No waiver by either party of any term or provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other of the same or any of the provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of Rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular Rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such Rent.

21.8. Recording. Lessee shall not record this Lease without Lessor's prior written consent. The parties hereto shall contemporaneously herewith execute and record, at Lessee's expense, a Memorandum of lease in the form attached hereto as Exhibit B.

21.9. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

21.10. Binding Effect; Choice of Law. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, distributees, executors, administrators and personal representatives; provided, however, that all rights of PW pursuant to Article XIX hereof shall be personal to PW and shall not inure to the benefit of his successors, assigns, heirs, distributees, executors, administrators or personal representatives, as the case may be. This Lease shall be governed by the laws of the State in which the Demised Premises is located.

21.11. Subordination. (a) Provided Lessor obtains and delivers to Lessee a subordination, nondisturbance and attornment agreement in form and substance acceptable to Lessee (which provides, among other things, that so long as the Lessee is not in default beyond applicable notice and grace periods under this Lease, its possession of the Demised Premises in accordance with the terms of this Lease shall not be disturbed) (the "SNDA") from the holder of any present or future mortgage or deed of trust encumbering the Demised Premises (a "Mortgagee"), then this Lease shall be subject and subordinate to the lien of the mortgage or deed of trust, specifically referenced in such SNDA.

(b) If at any time a Mortgagee or any party claiming by or through a Mortgagee shall succeed to the rights of Lessor as Lessor under this Lease, whether through foreclosure action, assignment or deed in lieu of foreclosure or otherwise (a "Successor Lessor"), at the request of such Successor Lessor, and upon the written agreement of such Successor Lessor to accept Lessee's attornment, Lessee shall attorn to and recognize such Successor Lessor as Lessee's Lessor under this Lease. In confirmation of such attornment, lessee shall promptly execute, acknowledge and deliver any instrument that Lessor or such Successor Lessor requests to evidence such attornment. Upon any such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between such Successor Lessor and Lessee upon all of the then executory terms, conditions and covenants as are set forth in this Lease and which shall be applicable after such attornment, except that the Successor Lessor shall not be:

                    (i) liable for any prior act or mission of Lessor;

                    (ii) subject to any offsets or defenses which Lessee may
               have against Lessor;

                    (iii) bound by any payment of Rent which Lessee might have made to Lessor for more than one month in advance of the date the same was due under this Lease or bound by any security or other deposits not actually received by such Successor Lessor;

                    (iv) bound by any obligation to make any payment to Lessee, or provide any services or perform any repairs, maintenance or restoration provided for under this Lease to be performed before the date that the Successor Lessor becomes the Lessor of Lessee;

                    (v) bound by any obligation to construct any improvements on the Demised Premises; or

                    (vi) bound by any modification of this Lease made without
               the written consent of such Successor Lessor or the Mortgagee through which such Successor Lessor is claiming its interest, where such consent is required under the terms of the documents evidencing its loan to Lessor, after written notice has been given to Lessee of the existence of such Successor Lessor or Mortgagee.

                    (vii) If any act or omission of lessor would give Lessee the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Lessee shall not exercise such right until (a) Lessee gives notice of such act or omission to Lessor and to each Mortgagee whose name and address were previously furnished to Lessee and
               (b) a reasonable period of time when such Mortgagee become entitled under its Mortgage to remedy same (which reasonable period shall in no event be less than the period to which Lessor is entitled under this Lease or otherwise, after similar notice, to effect such remedy or be longer than 45 days after notice from Lessee to Mortgagee of such act or omission).

21.12. Lessor's Access. Subject to Lessee's reasonable security regulations, Lessor and Lessor's agents shall have the right to enter the Demised Premises at reasonable times upon reasonable notice for the purpose of inspecting the same, showing the same to prospective purchasers, Lenders, or Lessees, and making such alterations, repairs, improvements or additions to the Demised Premises as lessor deems necessary or desirable. Any time during the last one hundred eighty
(180) days of the Term, Lessor may place on or about the Demised Premises any ordinary "For Lease" sign.

21.13. Consents. Wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld, conditioned or delayed.

21.14. Quiet Possession. Upon Lessee paying the Rent reserved hereunder and observing and performing all of the material covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Demised Premises for the entire Term hereof subject to all of the provisions of this Lease.

21.15. Signage. During the period in which Lessee occupies the Demised Premises, Lessee shall have the right to place signs on the Demised Premises. All signs erected or placed on the Demised Premises by Lessee shall comply with all applicable Governmental Laws.

21.16. Brokers. Lessor and Lessee each covenant, warrant and represent to the other that no broker was instrumental in bringing about or consummating this Lease and that neither Lessor nor Lessee has had dealings with any broker or other person concerning the leasing of the Demised Premises. Lessor and Lessee shall each indemnify and hold the other harmless against and from any claims for any brokerage commissions or fees, and all costs, expense and liabilities in connection therewith, including, without limitation, attorneys' fees and expense
(a) in connection with such claim if any broker or other person claims to have had dealings with the indemnifying party and/or (b) in connection with the enforcement of a party's rights under this Paragraph 21.16.

21.17. Indemnities.

          (a) Lessor shall indemnify, defend and hold harmless Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations, from and against any claims, suits, loss, costs, (including attorneys' fees and disbursements and cleanup cost), damages, expenses and liabilities, including claims by reason of property damage or personal injury (including death) of whatsoever nature against them individually or collectively (collectively referred to as "Claims") arising out of the ownership of the Demised Premises by Lessor or to the extent the same results from Lessor's actions or in actions arising from any acts, incidents, events, occurrences, or omissions which occurred or took place prior to the effective date of this Lease including, but not limited to, those related to ownership, tenancy, possession, construction, operation, or use by Lessor or any other party of the Demised Premises or which result in pollution, contamination or seepage and all maters relating to environmental waste disposal laws, regulations, or issues, other than Claims relating to the gross negligence or willful misconduct of Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations. This provision shall survive any termination or expiration of this Lease.

          (b) Lessee shall indemnify, defend and hold harmless Lessor, its officers, agents, employees, parents, subsidiaries and affiliate organizations, from and against any and all Claims arising out of the use or maintenance of the Demised Premises by Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations and the exercise by Lessee of enjoyment of the privileges herein granted or by reason of any act or omission of Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations, from or in connection with this Lease, other than Claims arising from the gross negligence or willful misconduct of Lessor and other Lessees of the Demised Premises and their respective officers, agents, employees, parents, subsidiaries and affiliate organizations. This provision shall survive any termination or expiration of this Lease.

21.18. Unavoidable Delays. In the event of any Unavoidable Delays (hereinafter defined) under this Lease, the time of performance of the covenants and obligations under this Lease in question shall automatically be extended for a period of time equal to the aggregate period of the Unavoidable Delays. "Unavoidable Delays" shall mean delays due to (i) strikes, lockouts, acts of God, governmental restrictions or peremptions, enemy action, riot, civil commotion, storms, fire, floods, earthquakes, or the inability to obtain labor or materials due to governmental restrictions, (ii) the wrongful failure of either party hereto to grant any consent or approval to the other party hereto,
(iii) fire or other casualty or other causes beyond the control of the parties hereto and (iv) the breach or default of either party hereto in the performance of its obligations under this Lease which directly prevents the other party from proceeding to perform its obligations hereunder.

21.19. Authorization. Lessor and Lessee each represents to the other that all necessary authorizations, consents and approvals required in connection with the execution and delivery of this Lease have been obtained and that the entering into of this Lease does not violate the organizational documents of such party or any agreement, court order or law to which such party is subject.

21.20. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any relationship between the parties other than that of a lessor and a lessee.

21.21. Release of Liability. Lessor hereby releases Lessee from all liabilities arising out of loss or damage to the Demised Premises (except any damage to Lessee's leasehold improvements which Lessee is required to insure under the terms of this Lease) caused by perils covered under fire and extended coverage insurance policies or all risk property insurance.

21.22. Mortgage Defaults. If Lessor shall default under any mortgage encumbering its interest in the Demised Premises, Lessee shall have the right to cure such default and shall be entitled to offset the amounts paid by Lessee to so cure such default against any amounts due to Lessor hereunder. Lessor shall promptly notify Lessee of any default by Lessor under any such mortgage and shall promptly deliver a copy to Lessee of any notices sent by either Lessor or the mortgagee under such mortgage.

21.23. Ownership of Demised Premises. Lessor represents and warrants to Lessee that Lessor is the fee owner of the Demised Premises and that Exhibit A constitutes a true, correct and accurate description of the Real Property.

The parties hereto have executed this Lease as of the date set forth above.

LESSOR:

/s/ LESLIE R. WOODWORTH
--------------------------
/s/ ELLIE WOODWORTH
--------------------------
/s/ PHYLLIS WOODWORTH
--------------------------
/s/ JOHN F. WOODWORTH
--------------------------
/s/ BETTY WOODWORTH
--------------------------

LESSEE:

HAMPSHIRE DESIGNERS, INC.

By: /s/ Charles W. Clayton
--------------------------
Name: Charles W. Clayton
Title: Vice President


Pete Woodworth agrees to the terms
and conditions of Article XIX:

/s/ PETE WOODWORTH